SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2002

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26584 Commission File Number	91-1632900 (I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington (Address of principal executive offices)	99362 (Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable

(Former name or former address, if changed since last report)

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Item 5. Other Events

            Banner Corporation, the parent company of Banner Bank, announced on February 11, 2002, that D. Michael Jones has been named President and Chief Executive Officer of Banner Bank. Mr. Jones will also join the boards of directors of both Banner Bank and Banner Corporation. Jesse G. Foster, who has been serving as interim President of Banner Bank, will return to his duties as head of the Bank’s commercial banking operations and will continue to serve as a director of Banner Corporation and Banner Bank.

            Mr. Jones, who is a Certified Public Accountant, was formerly the President of West One Bancorp, headquartered in Boise, Idaho. Prior to joining West One, Mr. Jones served as President of Old National Bancorporation in Spokane, Washington, which had $2 billion in assets and 65 branches throughout the State of Washington when it was acquired in 1987. Most recently, Mr. Jones was President and Chief Executive Officer of Source Capital Corporation of Spokane, a specialty lending company which conducts business in 11 western states. Mr. Jones holds a B.A. in Business from Washington State University.

            Additional information relating to the naming of Mr. Jones as President and CEO of Banner Bank is contained in the press release issued by Banner Corporation on February 11, 2002, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            Exhibit

                99         Press Release dated February 11, 2002.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION
DATE: February 11, 2002	By: /s/ Gary Sirmon Gary Sirmon President

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Exhibit 99

Press Release Dated February 11, 2002

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Monday February 11, 8:02 am  Eastern Time

Press Release

SOURCE: Banner Corporation Today's News On The Net - Business Wire's full file on the Internet

Banner Corporation Names D. Michael Jones President and CEO of Banner Bank

WALLA WALLA, Wash.--(BUSINESS WIRE)--Feb. 11, 2002--Banner Corporation (Nasdaq:BANR  - news), the parent company of Banner Bank, today announced that D. Michael Jones has been named President and CEO of Banner Bank. Mr. Jones also will join the boards of Banner Bank and Banner Corporation.

Mr. Jones was formerly the President of West One Bancorp, which was headquartered in Boise, Idaho. In his eight-year tenure, he helped to lead West One's successful growth, increasing assets from $3 billion to $8.5 billion at the time of West One's acquisition by US Bank. Prior to joining West One, Jones was President of Old National Bancorporation in Spokane, which had $2 billion in assets and 65 branch offices throughout Washington when it was acquired in 1987. Most recently, Jones was President and CEO of Source Capital Corporation, a specialty lending company doing business in 11 western states. He is a Certified Public Accountant-Inactive and has a Bachelor of Arts degree in Business from Washington State University.

``Mike Jones' success in leading growing franchises will most certainly be an asset to our management team as Banner continues to expand,'' said Gary Sirmon, President and CEO of Banner Corporation. ``His knowledge of banking, finance, accounting and the economies of the Pacific Northwest is exceptional. The board and management are excited about the expertise and potential that Mike brings to our organization.''

Jesse G. Foster, the recently named interim President of Banner Bank, will return to his duties as head of the Bank's commercial banking operations. He will continue to serve as a Director of Banner Bank and Banner Corporation.

Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank, which operates a total of 39 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.banrbank.com. On Friday, February 8, 2002, Banner Corporation's stock closed the trading day at $19.60 per share.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, changes in interest rates and Banner's ability to successfully attract and retain key employees. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

Contact:

     Banner Corporation
     Gary Sirmon, 509/527-3636